Secretary of State

State of Nevada

CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that AUTOBRAG INC., did on March 9, 2006, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on March 10, 2006.

Secretary of State
By:	/s/ Dean Heller
DEAN HELLER
Certification Clerk

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nervada 19701-6258
(776) 884-5708

Articles of Incorporation	Entity #
(PURSUANT TO NR8 78)	E01722602006-9
Document Number

Date Filed:
3/9/2006 11:15:02 AM
In the office of

Important: Read attached instruction before completing form.
Dean Heller
Secretary of State

1. Name of Corporation:	AUTOBRAG INC.

2. Resident Agent	The Corporation Trust Company of Nevada
Name and Street	Name

Address	6100 Neil Road, Suite 500	Reni	NEVADA	89511
	Street Address	City		Zip Code

	Optional Mailing Address	City	State	Zip Code

3. Shares:
Number of shares	Number of shares 100,000.00 Common Par Value: $0.001	Number of shares
	without par value 100,000.00 Preferred Par Value: $0.001	without par value:

4. Names & Address of	1. Denny Chan
Board of Directors/	Name
Trustee
	113 W. G St. #137	San Diago	CA	92101
	Street Address	City	State	Zip Code

2. Anthony Robert Turribull
Name

	1640 10th Avenue #306	San Diago	CA	92101
	Street Address	City	State	Zip Code

3.
Name

	Street Address	City	State	Zip Code

5. Purposes	The purposeof the Corporation shall be:

6. Names, Address and	Danny Chan
	Name	Signature

	113 W. G St. #137	San Diago	CA	92101
	Street Address	City	State	Zip Code

7. Certificates of	I herby accept appointment as	3/08/06

	Authorized signature of RA	Date

Kathleen C. Gariepy, Asst Secy

Schedule A
Attached to Artides of Incorporation of

AUTOBRAG

Article 3. Shares

(a)	Authorized Capital Stook The Corporation is authorized to issue a total of 110,000,000 shares, divided into the following alums of stock:

(i) 100,000,000 shares designated as "Convnon Stock", with $0.001 par value per ahem; and

(ii) 10,000X0 shares designated as Preferred Stook", with $0.001 par value per share,

(b)
Gammon Stack. Except as otherwise required by law, the Ankles of Incorporation  or as otherwise provided in any Mum' Resolution, all shares of Common Stock shall be identical and the holders of Common Stock shell exclusively possess all voting power and each share of Common Stack shall have one vote.

(c)	Preferred Stock. The Board of Direotors of the Corporation is authorized to determine the number of series into which share, of Preferred Stock may be divided, to detennine the designations, powers, preferences and voting and other rights, and the qualificatiom, ihnitrdions and restrictions granted to or imposed upon the Preferred Stock or any series thereof or any holders thento4 to dotermine and alter the designations, powers, preferences and rights, and the qualifications, limitations and restrictions granted to or imposed upon any wholly unissued merles of Preferred Stock or the holden thereof; to fix the number of shares of that series, and to increase or decrease, within the limits stated in any resolution of the Board of Direuton originally fixing the number of shams constituting any series (but not below the number of such shams then outstanding), the number of shares of any such series subsequent to the issuance of shares of that scrim

Articles of Incorporation	Entity #
(PURSUANT TO NR8 78)	E01722602006-9
Document Number

Date Filed:
3/9/2006 11:15:02 AM
In the office of

The Corporation Trust Company of Nevada
6100 Neil Road
Suite 500
Reno, Nevada 89511

CHECK ONLY IF APPLICABLE

☐ This corporation is publicly traded corporation. The Central Index Key number is:

☐ This publicly traded corporation is not required to have a Central Index Key number

Name	Title(s)
Danny Chan	President & Director

Address	City	ST	Zip
10225 Barnes Canyon Suite A211	San Diego	CA	92121

Name	Title(s)
Anthony Robert Turnbull	Secretary, Treasurer & Director

Address	City	ST	Zip
10225 Barnes Canyon Suite A211	San Diego	CA	92121

Name	Title(s)
Director

Address	City	ST	Zip

Name	Title(s)
Director

Address	City	ST	Zip

Name	Title(s)
Director

Address	City	ST	Zip

State of California
Secretary of State

    I, BRUCE McPHERSON, Secretary of State of the State of California, hereby certify:

    That the attached transcript of 1 page(s) was prepared by and in this office from the record on file, of which it purports to be a copy, and that it is full, true and correct.

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this day of NOV 2 0 2006

By:	/s/ BRUCE McPHERSON
Bruce McPherson
Secretary of State

State of California
Secretary of State

STATEMENT OF INFORMATION
(Foreign Corporation)
FEES (Filing and Disclosure): $25.00. If amendment, see Instructions.

IMPORTANT — READ INSTRUCTIONS BEFORE COMPLETING THIS FORM
1. CORPORATE NAME (Please de net alter if camels preprinted)

Autobrag inc.
DUE DATE:
CALIFORNIA CORPORATE DISCLOSURE ACT (Corporations Code section 2117.1)
A publicly traded corporation must file with the Secretary of State a Corporate Disclosure Statement (Form SI-PT) annually, within 150 days after the end of its fiscal year. Please see reverse for additional information regarding publicly traded corporations

NO CHANGE STATEMENT
2. ☐If there has been no change in any of the information contained in the fast Statement of Information filed with the Secretary of State, check the box and proceed to Item 11.
If there have been any changes to the information contained in the last Statement of Information flied with the Secretary of State, or no statement has been previouSly tied, this form must be completed in its entirety

COMPLETE ADDRESSES FOR THE FOLLOWING (Do not abb/eviate the name of the city. items 3 and 4 cannot be P.O. Boxes.)

3. STREET ADDRESS OF PRINCJPAL EXECUTIVE OFFICE	CITY AND STATE		ZIP CODE
10225 Barnes Canyon Road Suite A211	San Diego CA		92121

4. STREET ADDRESS OF PRINCIPAL. BUSINESS OFFICE IN CALIFORNIA, IF ANY	CITY	STATE	ZIP CODE
10225 Barnes Canyon Road Suite A211	San Diego	CA	92101

NAMES AND COMPLETE ADDRESSES OF THE FOLLOWING OFFICERS (The corporation must have these three officers. A comparable title for the specific officer may be added: however, the preprinted Mies on this form must not be altered.)

5. CHEF EXECUTIVE OFFICER/	ADDRESS	CRY AND STATE	ZIP CODE
Danny Chan	113 West G St #137	San Diego CA	92101

6. SECRETARY/	ADDRESS	CITY AND STATE	ZIP CODE
Allison Kruger	3813 Leland Street	San Diego CA	92106

7. CHEF FINANCIAL OFFICER/	ADDRESS	CITY AND STATE	ZIP CODE
Anthony R. Turnbull	1640 10th Ave #306	San Diego CA	92101

AGENT FOR SERVICE OF PROCESS (if the agent is an individual, the agent must reside in California and Item 9 must be completed with a California address_ If the agent is another corporation, the agent must have on file with the California Secretary of State a certificate pursuant to Corporations Code section 1505 and Item 9 must be left blank.)

8. NAME OF AGENT FOR SERVICE OF PROCESS
Adilson Kruger

9. ADDRESS OF AGENT FOR SERVICE' Of PROCESS rN CALIFORNIA, IF AN INDIVIDUAL	CITY	STATE	ZIP CODE
3813 Leland Street	San Diego	CA	92121

TYPE OF BUSINES

10. DESCRIBE THE TYPE OF BUSINESS OF THE CORPORATION
Auto dealer, autobroker, and auto information provider

11. THE INFORMATION CONTAINED HEREIN IS TRUE AND CORRECT.

Danny Chan	Danny Chan	CEO	11/17/2006
TYPE OR PRINT NAME OF PERSON COMPLETING THE FORM	Signature	Tittle	Date

THE NEVADA AGENCY AND TRUST C MPANY

Established 1903

April 3, 2007

Mr. Danny Chan
10225 Barnes Canyon, Suite A211 San Diego, CA 92121

RE:	ANNUAL LIST OF OFFICERS AND DIRECTORS
AUTOBRAG INC.

Dear Mr. Chan:

The Annual List of Officers, Directors and Agent for the above-captioned corporation was filed with the Secretary of State of Nevada on April 2, 2007, bringing you current with the State, We are pleased to enclose, a copy of the list as filed in the office of the Secretary of State authorizing:

AUTOBRAG INC.

to do business in the State of Nevada for the period

MARCH 2007 THRU MARCH 2008

We appreciate your business and look forward to serving the needs of your corporation in the future.

Very truly yours,

NEVADA AGENCY AND TRUST COMPANY

Sandi Sci
Resident Agent Department

Enclosures

Articles of Incorporation	Entity #
(PURSUANT TO NR8 78)	E01722602006-9
Document Number

Date Filed:
3/9/2006 11:15:02 AM
In the office of

The Corporation Trust Company of Nevada
6100 Neil Road
Suite 500
Reno, Nevada 89511

CHECK ONLY IF APPLICABLE

☐ This corporation is publicly traded corporation. The Central Index Key number is:

☐ This publicly traded corporation is not required to have a Central Index Key number

Name	Title(s)
Danny Chan	President

Address	City	ST	Zip
10225 Barnes Canyon Suite A211	San Diego	CA	92121
Name	Title(s)
Adilson Kruger	Secretary

Address	City	ST	Zip
10225 Barnes Canyon Suite A211	San Diego	CA	92121
Name	Title(s)
Anthony Robert Turnbull	Treasurer

Address	City	ST	Zip
10225 Barnes Canyon Suite A211	San Diego	CA	92121
Name	Title(s)
Danny Chan	Director

Address	City	ST	Zip
10225 Barnes Canyon Suite A211	San Diego	CA	92121

(PROFIT) ANNUAL LIST OF OFFICERS, DIRECTORS AND RESIDENT AGENT OF AUTOBRAG INC.	FILE NUMBER E0172602006-9

Name	Title(s)
Anthony Robert Turnbull	Director

Address	City	ST	Zip
10225 Barnes Canyon Suite A211	San Diego	CA	92121

Name	Title(s)

Address	City	ST	Zip

Name	Title(s)

Address	City	ST	Zip

Name	Title(s)

Address	City	ST	Zip

Name	Title(s)

Address	City	ST	Zip

Name	Title(s)

Address	City	ST	Zip

Name	Title(s)

Address	City	ST	Zip

Name	Title(s)

Address	City	ST	Zip

Name	Title(s)

Address	City	ST	Zip

State of California
Secretary of State

CERTIFICATE OF QUALIFICATION

I, BRUCE McPHERSON, Secretary of State of the State of California, hereby certify:

That on the 12TH day of OCTOBER, 2006, AUTOBRAG INC., a corporation organized and existing under the laws of NEVADA, complied with the requirements of California law in effect on that date for the purpose of qualifying to transact intrastate business in the State of California, and that as of said date said corporation became and now is qualified and authorized to transact intrastate business in the State of California, subject however, to any licensing requirements otherwise imposed by the laws of this State.

  IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this day of October 12, 2006.

By:	/s/ BRUCE McPHERSON
Bruce McPherson
Secretary of State

SECRETARY OF STATE
STATE OF CALIFORNIA

Business Programs Division

Congratulations, your Articles of Incorporation have been filed with the California Secretary of State. Welcome to California's business entity community.

Filing Articles of Incorporation pursuant to California Corporations Code section 200 does not of itself authorize the use in this state of a corporate name in violation of the rights of another who may have acquired rights to the use of the name by reason of the following laws:

●	Federal Trademark Act (United States Code, Title 15, Section 1051 et seq.)

●	California Trademark Act (Business and Professions Code section 14200 et seq.)

●	Fictitious Business Name Act (Business and Professions Code section 17900 et seq.)

●	Common law rights, including rights to a trade name

If you have any questions regarding such rights, you may wish to seek private legal counsel.

●
A Statement of Information is required to be filed with the Secretary of State within 90 days of filing the original Articles of Incorporation and annually thereafter. The required statement can be filed online at https://businessfilings.ss.ca.gov. If you choose not to file online, a statement form and filing instructions are enclosed.

●
All business entities are subject to state and federal tax laws and may be subject to additional requirements depending on the type of entity formed. Please see the reverse side of this notice for information regarding other agencies you may need to contact to ensure proper compliance.

STATEMENT AND DESIGNATION
BY FOREIGN CORPORATION

Autobrag Inc
(Name of Corporation)

___________________________________________________________________ , a corporation organized and existing under the laws of Nevada, makes the following statements and designation:

1. The address of its principal executive office is 10225 Barnes Canyon Road Suite A211, San Diego, CA 92121

2. The address of its principal office in the State of California is 10225 Barnes Canyon Road Suite A211, San Diego, CA 92121

DESIGNATION OF AGENT FOR SERVICE OF PROCESS IN THE STATE OF CALIFORNIA
(Complete either Item 3 or Item 4.)

3.  (Use this paragraph if the process agent is a natural person.)
      ___________________________________________________________,a natural person residing in the State of California, whose complete address is 3813 Leland ST San Diego, CA 92121 is designated as agent upon whom process directed to this corporation may be served within the State of California, in the manner provided by law.

4.  (Use this paragraph if the process agent is a corporation.)
     ___________________________________________________________, a corporation organized and existing under the laws of , is designated as agent upon whom process directed to this corporation may be served within the State of California, in the manner provided by law.

  NOTE: Corporate agents must have complied with California Corporations Code Section 1505 prior to designation.

5. It irrevocably consents to service of process directed to it upon the agent designated above, and to service of process on the Secretary of State of the State of California if the agent so designated or the agent's successor is no longer aut•ized to act or cannot be found at the address given.

(Signature of Corporate Officer)	Name and Title of Officer Signing)